UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant                                                                            ☒

Filed by a Party other than the Registrant                                            ☐

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☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

KINETICS MUTUAL FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Kinetics Mutual Funds, Inc.

Recently we sent you proxy materials regarding the Special Meeting ofShareholders.  Our records indicate that we have not received your important vote.  We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the Meeting and avoid the possibility of an adjournment.

EVERY VOTE COUNTS

You may think your vote is not important, but your participation is critical to hold the meeting, so please vote immediately.  Any additional solicitations are costly and time-consuming.  We urge you to vote your proxy now.  You and all other shareholders will benefit from your cooperation.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS.

1-866-586-0656
Please vote now to be sure your vote is received in time for the February 27, 2008 Special Meeting of Shareholders. Thank you for your participation.

Kinetics Mutual Funds, Inc. has made it very easy for you to vote.  Choose one of the following methods:

• Speak to a Proxy Specialist by calling the number above.  We can answer any of your proxy related questions and record your vote. (Open: M-F 9:30am – 9pm, Sat 10am – 6pm ET)

• Log on to the website noted on your proxy card, enter the control number printed on the card, and vote by following the on-screen prompts.

• Dial the toll-free phone number on the proxy card, enter the control number printed on the card and follow the touchtone prompts.

Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes.
PLEASE VOTE TODAY.
(If you have recently voted, please disregard this notice.)